EXHIBIT 99.1

CONTACTS:

Media:	Bill Mintz Robert Dye	(713) 296-7276 (713) 296-6662

Investors:	Tom Chambers	(713) 296-6685

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
APACHE REPORTS RECORD 2009 PRODUCTION OF 583,000 BOE PER DAY, UP 9%
Adjusted earnings total $1.9 billion or $5.59 per share
     Houston, Feb. 18, 2010 — Apache Corporation (NYSE, Nasdaq: APA) today reported that international growth fueled record 2009 production of 583,000 barrels of oil equivalent per day, up 9 percent from 2008.
     “Although we reduced capital expenditures by about 40 percent from 2008 levels to achieve our goal of living within our cash flow, Apache increased production by 9 percent and ended 2009 with $2 billion in cash,” said G. Steven Farris, Apache’s chairman and chief executive officer. “In 2010, we anticipate continued growth of 5 to 10 percent as we ramp up drilling activity across our portfolio and commence production from earlier discoveries.”
     “We are off to a fast start in 2010, with eight consecutive successful wells in the Gulf of Mexico and first oil production from our Van Gogh Field discovery in Western Australia,” Farris said. “Our portfolio is balanced in terms of geology, geography and commodity mix, and each of our regions has critical mass of highly prospective acreage, much of which is held by production.
     “Apache’s balanced portfolio drove cash flow in 2009 as oil prices recovered,” he said. “While oil and natural gas liquids comprised 50 percent of Apache’s output, they provided 72 percent of revenues. We also shaved 20 percent off of our per-equivalent-barrel lifting costs.”

     Apache reported fourth-quarter adjusted earnings,* which exclude certain items that impact the comparability of operating results, more than doubled to $664 million or $1.96 per diluted common share from $276 million or 82 cents per share in the prior-year period. For the year ending Dec. 31, Apache reported adjusted earnings of $1.9 billion or $5.59 per share compared with $3.8 billion or $11.22 per share in 2008.
     Using generally accepted accounting principles (GAAP), Apache reported fourth-quarter net income of $583 million or $1.72 per share compared with a net loss of $2.9 billion, or $8.80 per share in the prior-year period. The year-earlier results included a $3.6-billion, non-cash, after-tax reduction in the carrying value of oil and gas properties stemming from significantly lower commodity prices. For the year ending Dec. 31, Apache reported a net loss of $292 million or 87 cents per share, which included a $1.98-billion, non-cash, after-tax reduction which was the result of lower commodity prices at the beginning of 2009. Apache reported net income of $706 million or $2.09 per share in 2008.
     “We plan to continue to allocate capital based on our projected cash flow,” Farris said. “However, we have ample liquidity from our cash balances and committed credit facilities to pursue incremental opportunities, either through additional exploration or value-adding acquisitions.”
     Drivers for 2010 growth include:
•	Production from Van Gogh as well as from Pyrenees, a second oil development in Australia expected to commence production in the first half;

•	Increased activity in the Granite Wash play in Western Oklahoma and the Texas Panhandle;

•	Year-round activity at the Horn River Basin shale play in British Columbia, and

•	Continued exploration and development in Egypt, including new processing capacity that will increase oil production from earlier discoveries in the Faghur Basin.

     Cash from operations before changes in operating assets and liabilities* totaled $5 billion in 2009, down from $7.4 billion in 2008. Fourth-quarter cash from operations totaled $1.4 billion, up from $1.1 billion in the prior-year period.
     “Cash flow came in ahead of our initial projections, which enabled Apache to invest $4.1 billion in total capital, including facilities capital and $300 million in tactical acquisitions, and end the year with slightly more cash on the balance sheet,” Farris said. “Right now, we plan to spend in the range of $6 billion to $6.5 billion on exploration and development, to be reviewed quarterly.”
     Apache ended 2009 with proved reserves of 2.37 billion barrels of oil equivalent. The company added 216 million barrels of oil equivalent (MMboe) through discoveries, extensions and acquisitions but excluding price-related downward revisions. Apache’s 2009 production was 213 MMboe. Apache spent $3.455 billion of exploration, development and acquisitions capital, excluding asset retirement obligations and capitalized interest.*
     In 2009, Apache’s international production increased 21 percent. Net production in Egypt increased 38 percent as a result of additional gas and condensate processing capacity at the Qasr field and from the Phiops oil discovery in the Faghur Basin. In Australia, production increased 40 percent as output was restored at Varanus Island after the June 2008 explosion; production currently exceeds pre-incident levels. The North Sea Region recorded its second consecutive year of production growth.
     Apache’s North American production declined slightly in 2009 as a result of curtailed drilling activity.
     Fourth-quarter production increased 14 percent from the prior-year period to 589,799 boe per day.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. From time to time, Apache posts announcements, updates and investor information, in addition to copies of all press releases, on its Web site, www.apachecorp.com.
     *Adjusted earnings, cash from operations before changes in operating assets and liabilities, and exploration, development and acquisitions capital, excluding asset retirement obligations and capitalized interest, are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.
-end-
     NOTE: Apache will conduct a conference call to discuss its fourth-quarter and full-year 2009 results at 1 p.m. Central Time on Thursday, Feb. 18. The call will be webcast from Apache’s Web site, www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 3 p.m. on Feb. 18. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 4305154.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our most recently filed Annual Report on Form 10-K, on our Web site and in our other public filings and press releases. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
REVENUES AND OTHER:
Oil and gas production revenues	$2,570,264	$1,876,890	$8,573,927	$12,327,839
Other	(15,072)	60,044	40,899	61,911

	2,555,192	1,936,934	8,614,826	12,389,750

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	615,189	667,393	2,395,063	2,516,437
Additional	—	5,333,821	2,818,161	5,333,821
Asset retirement obligation accretion	25,541	24,202	104,815	101,348
Lease operating expenses	413,843	520,083	1,662,140	1,909,625
Gathering and transportation	39,649	33,373	142,699	156,491
Taxes other than income	192,225	139,401	579,436	984,807
General and administrative	85,440	69,938	343,883	288,794
Financing costs, net	60,812	49,441	242,238	166,035

	1,432,699	6,837,652	8,288,435	11,457,358

INCOME (LOSS) BEFORE INCOME TAXES	1,122,493	(4,900,718)	326,391	932,392
Current income tax provision (benefit)	358,728	(39,259)	841,899	1,456,382
Deferred income tax provision (benefit)	177,959	(1,915,846)	(231,110)	(1,235,944)

NET INCOME (LOSS)	585,806	(2,945,613)	(284,398)	711,954
Preferred stock dividends	3,034	1,420	7,294	5,680

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$582,772	$(2,947,033)	$(291,692)	$706,274

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$1.73	$(8.80)	$(0.87)	$2.11

Diluted	$1.72	$(8.80)	$(0.87)	$2.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	336,489	334,967	335,852	334,351

DILUTED SHARES OUTSTANDING	338,605	334,967	335,852	337,191

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
COSTS INCURRED: (1)
North America exploration and development	$326,729	$912,016	$1,629,141	$3,417,275
International exploration and development	481,873	663,119	1,869,072	2,595,376
Oil and gas property acquisitions	52,129	—	310,472	149,517

	$860,731	$1,575,135	$3,808,685	$6,162,168

(1)	Includes noncash asset retirement costs and capitalized interest as follows:

Capitalized interest	$15,228	$19,823	$60,553	$73,553
Asset retirement costs	$71,476	$163,519	$292,939	$513,891

	December 31,	December 31,
	2009	2008
BALANCE SHEET DATA:
Cash and Cash Equivalents	$2,048,117	$1,181,450
Short-term Investments	—	791,999
Other Current Assets	2,537,732	2,477,525
Property and Equipment, net	22,900,615	23,958,517
Restricted Cash	—	13,880
Goodwill	189,252	189,252
Other Assets	510,027	573,862

Total Assets	$28,185,743	$29,186,485

Short-term Debt	$117,326	$112,598
Other Current Liabilities	2,275,232	2,407,837
Long-Term Debt	4,950,390	4,808,975
Deferred Credits and Other Noncurrent Liabilities	5,064,174	5,348,354
Shareholders’ Equity	15,778,621	16,508,721

Total Liabilities and Shareholders’ Equity	$28,185,743	$29,186,485

Common shares outstanding at end of period	336,437	334,710

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
PRODUCTION DATA:
OIL VOLUME — Barrels per day
Gulf Coast	54,665	39,928	51,757	51,142
Central	38,325	38,478	37,376	38,655

United States	92,990	78,406	89,133	89,797
Canada	13,998	16,877	15,186	17,154

North America	106,988	95,283	104,319	106,951

Egypt	95,970	74,705	92,139	66,753
Australia	9,918	8,140	9,779	8,249
North Sea	56,443	61,740	60,984	59,494
Argentina	10,632	12,610	11,505	12,409

International	172,963	157,195	174,407	146,905

Total	279,951	252,478	278,726	253,856

NATURAL GAS VOLUME — Mcf per day
Gulf Coast	386,679	267,730	366,565	374,528
Central	301,892	314,899	299,519	305,348

United States	688,571	582,629	666,084	679,876
Canada	334,526	343,489	359,235	352,731

North America	1,023,097	926,118	1,025,319	1,032,607

Egypt	382,780	290,292	362,618	263,711
Australia	204,860	117,387	183,617	123,003
North Sea	2,502	2,737	2,703	2,637
Argentina	170,474	202,782	184,557	195,651

International	760,616	613,198	733,495	585,002

Total	1,783,713	1,539,316	1,758,814	1,617,609

NGL VOLUME — Barrels per day
Gulf Coast	5,030	2,370	4,332	4,365
Central	2,066	1,682	1,804	1,621

United States	7,096	4,052	6,136	5,986
Canada	2,029	2,165	2,089	2,076

North America	9,125	6,217	8,225	8,062
Argentina	3,439	2,914	3,241	2,887

Total	12,564	9,131	11,466	10,949

BOE per day
Gulf Coast	124,141	86,919	117,183	117,930
Central	90,706	92,643	89,101	91,167

United States	214,847	179,562	206,284	209,097
Canada	71,782	76,290	77,147	78,018

North America	286,629	255,852	283,431	287,115

Egypt	159,766	123,087	152,575	110,704
Australia	44,061	27,705	40,382	28,750
North Sea	56,860	62,196	61,435	59,934
Argentina	42,483	49,322	45,505	47,904

International	303,170	262,310	299,897	247,292

Total	589,799	518,162	583,328	534,407

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
PRICING DATA:
AVERAGE OIL PRICE PER BARREL
Gulf Coast	$74.39	$53.96	$60.22	$103.35
Central	68.29	52.86	54.15	89.04
United States (1)	70.75	56.03	59.06	83.70
Canada	70.10	49.18	56.16	93.53
North America (1)	70.66	54.81	58.64	85.28
Egypt	74.46	43.74	61.34	91.37
Australia	80.97	30.89	64.42	91.78
North Sea	74.82	55.17	60.91	95.76
Argentina	56.41	51.47	49.42	49.46
International	73.84	48.19	60.58	89.63
Total (1)	72.63	50.69	59.85	87.80

AVERAGE NATURAL GAS PRICE PER MCF
Gulf Coast	$4.46	$6.95	$4.14	$9.77
Central	4.88	4.55	3.93	8.13
United States (1)	4.92	6.01	4.34	8.86
Canada (1)	4.60	5.84	4.17	7.94
North America (1)	4.81	5.95	4.28	8.55
Egypt	3.50	4.13	3.70	5.25
Australia	2.34	1.86	1.99	2.10
North Sea	18.07	10.02	13.15	18.78
Argentina	2.09	1.85	1.96	1.61
International	2.92	2.97	2.87	3.43
Total (1)	4.00	4.76	3.69	6.70

AVERAGE NGL PRICE PER BARREL
Gulf Coast	$44.61	$36.58	$33.92	$61.30
Central	39.45	20.70	30.87	51.39
United States	43.11	29.99	33.02	58.62
Canada	33.28	23.18	25.54	49.33
North America	40.92	27.62	31.12	56.23
Argentina	25.95	34.96	18.76	37.83
Total	36.82	29.96	27.63	51.38

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Income (Loss) Attributable to Common Stock (GAAP)	$582,772	$(2,947,033)	$(291,692)	$706,274

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	81,551	(272,206)	197,724	(397,454)
Additional depletion, net of tax	—	3,647,745	1,981,398	3,647,745
Out-of-period tax adjustments	—	(152,170)	—	(173,795)

Adjusted Earnings (Non-GAAP)	$664,323	$276,336	$1,887,430	$3,782,770

Adjusted Earnings Per Share (Non-GAAP)
Basic	$1.97	$0.82	$5.62	$11.31

Diluted	$1.96	$0.82	$5.59	$11.22

Average Number of Common Shares
Basic	336,489	334,967	335,852	334,351

Diluted	338,605	336,986	337,737	337,191

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Net cash provided by operating activities	$1,544,172	$1,036,776	$4,223,643	$7,065,344
Changes in operating assets and liabilities	(97,593)	52,230	761,499	311,676

Cash from operations before changes in operating assets and liabilities	$1,446,579	$1,089,006	$4,985,142	$7,377,020

APACHE CORPORATION
OIL & GAS RESERVE INFORMATION
For the Year Ended December 31, 2009
OIL (Mbbl)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance — Dec 31, 2008	476,689	144,443	114,406	76,535	187,915	24,193	1,024,181
Extensions and Discoveries	20,555	432	41,104	3,574	6,056	3,728	75,449
Purchases	9,969	—	—	—	—	—	9,969
Revisions	12,976	(4,246)	(6,286)	1,901	2	(202)	4,145
Production	(32,534)	(5,543)	(33,631)	(3,569)	(22,259)	(4,199)	(101,735)
Sales	—	—	—	—	—	—	—

Balance — Dec 31, 2009	487,655	135,086	115,593	78,441	171,714	23,520	1,012,009

NGL’s (Mbbl)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance — Dec 31, 2008	38,075	11,302	—	—	—	7,586	56,963
Extensions and Discoveries	(2,913)	1,407	—	—	—	1,137	(369)
Purchases	3,054	—	—	—	—	—	3,054
Revisions	5	(258)	—	—	—	29	(224)
Production	(2,239)	(763)	—	—	—	(1,183)	(4,185)
Sales	—	—	—	—	—	—	—

Balance — Dec 31, 2009	35,982	11,688	—	—	—	7,569	55,239

Oil & NGL’s

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance — Dec 31, 2008	514,764	155,745	114,406	76,535	187,915	31,779	1,081,144
Extensions and Discoveries	17,642	1,839	41,104	3,574	6,056	4,865	75,080
Purchases	13,023	—	—	—	—	—	13,023
Revisions	12,981	(4,504)	(6,286)	1,901	2	(173)	3,921
Production	(34,773)	(6,306)	(33,631)	(3,569)	(22,259)	(5,382)	(105,920)
Sales	—	—	—	—	—	—	—

Balance — Dec 31, 2009	523,637	146,774	115,593	78,441	171,714	31,089	1,067,248

GAS (MMcf)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance — Dec 31, 2008	2,537,182	2,203,361	1,370,978	1,253,545	5,585	546,374	7,917,025
Extensions and Discoveries	150,668	340,278	2,142	174,883	252	50,714	718,937
Purchases	47,782	35	—	—	—	—	47,817
Revisions	(54,591)	(107,205)	(81,623)	33	—	(2,395)	(245,781)
Production	(243,120)	(131,121)	(132,356)	(67,020)	(986)	(67,364)	(641,967)
Sales	—	—	—	—	—	—	—

Balance — Dec 31, 2009	2,437,921	2,305,348	1,159,141	1,361,441	4,851	527,329	7,796,031

TOTAL BOE (Mboe)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total
Balance — Dec 31, 2008	937,628	522,972	342,902	285,459	188,846	122,841	2,400,648
Extensions and Discoveries	42,754	58,552	41,461	32,721	6,098	13,317	194,903
Purchases	20,987	6	—	—	—	—	20,993
Revisions	3,883	(22,373)	(19,890)	1,907	2	(572)	(37,043)
Production	(75,294)	(28,160)	(55,690)	(14,739)	(22,423)	(16,609)	(212,915)
Sales	—	—	—	—	—	—	—

Balance — Dec 31, 2009	929,958	530,997	308,783	305,348	172,523	118,977	2,366,586

Net Change	(7,670)	8,025	(34,119)	19,889	(16,323)	(3,864)	(34,062)

2009 BOE Percentage	39.3%	22.4%	13.1%	12.9%	7.3%	5.0%	100.0%

2009 Production Percentage	35.4%	13.2%	26.2%	6.9%	10.5%	7.8%	100.0%

Production (BOE)
Oil + NGL’s	46.2%	22.4%	60.4%	24.2%	99.3%	32.4%	49.7%
Gas	53.8%	77.6%	39.6%	75.8%	0.7%	67.6%	50.3%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

APACHE CORPORATION
OIL & GAS RESERVES AND COSTS
For the Year Ended December 31, 2009
Reserve Additions (Mboe)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total
Extensions and Discoveries	42,754	58,552	41,461	32,721	6,098	13,317	—	194,903
Revisions	3,883	(22,373)	(19,890)	1,907	2	(572)	—	(37,043)
Purchases	20,987	6	—	—	—	—	—	20,993

Total Adds	67,624	36,185	21,571	34,628	6,100	12,745	—	178,853

Capital Cost Information (in thousands)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total
Exploration & Development, excluding Capitalized Interest & Asset Retirement Cost (1)	$928,415	412,059	675,748	602,734	375,204	139,804	10,757	$3,144,721

Acquisitions	195,966	13,182	39,000	37,835	—	24,489	—	310,472

	$1,124,381	425,241	714,748	640,569	375,204	164,293	10,757	$3,455,193

(1)  Reconciliation of Exploration and Development Costs to Exploration and Development Costs, excluding Capitalized Interest and Asset Retirement Cost, a Non-GAAP Financial Measure
Presented below is a reconciliation of exploration and development costs (GAAP) to exploration and development costs, excluding capitalized interest and asset retirement cost (Non-GAAP). Management believes exploration and development costs, excluding capitalized interest and asset retirement cost is a more accurate reflection of the expenditures during the current year.

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total
Exploration & Development Costs	$1,124,805	504,336	683,136	656,283	375,485	143,411	10,757	$3,498,213
Less: Capitalized Interest	(14,666)	(11,936)	(7,388)	(15,423)	(281)	(10,859)	—	(60,553)
Less: Asset Retirement Cost	(181,724)	(80,341)	—	(38,126)	—	7,252	—	(292,939)

Exploration, Development, excluding Capitalized Interest & Asset Retirement Cost	$928,415	412,059	675,748	602,734	375,204	139,804	10,757	$3,144,721